UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2008

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 12, 2008, Progressive Gaming International Corporation (the “Company”), issued a press release announcing its financial results for the three months and ended March 31, 2008. A copy of the Company’s press release is attached as Exhibit 99.1.

To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP measures of EBITDA and Adjusted EBITDA. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe that EBITDA and Adjusted EBITDA provide useful comparative information to both management and investors by excluding our semi-annual interest payments and our non-cash stock based compensation expenses and other certain expenses that are not consistent from period to period. Additionally, since we have historically reported EBITDA and Adjusted EBITDA results to the investment community, we believe the inclusion of these non-GAAP measures provides consistency in our financial reporting. Further, these non-GAAP measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 12, 2008

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: May 12, 2008	By:	/s/ Heather A. Rollo
Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 12, 2008

4.